Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the unaudited historical condensed balance sheet of Thunder Bridge II as of March 31, 2021 with the unaudited historical condensed consolidated balance sheet of indie as of March 31, 2021, giving effect to the Business Combination, the PIPE Financing, and the Additional SAFE Agreement as if they had been consummated as of that date.

The following unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 combine the historical statements of operations of Thunder Bridge II and the historical consolidated statements of operations of indie for such periods, giving effect to the Business Combination, the PIPE Financing, and the Additional SAFE Agreement as if they had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the (i) audited historical financial statements of Thunder Bridge II as of and for the year ended December 31, 2020 and (ii) unaudited historical condensed financial statements of Thunder Bridge II as of and for the three months ended March 31, 2021 and the related notes, in each case, incorporated by reference in this Current Report;

●	the (i) audited historical consolidated financial statements of indie as of and for the year ended December 31, 2020 and (ii) unaudited historical condensed consolidated financial statements of indie as of and for the three months ended March 31, 2021 and the related notes, in each case, incorporated by reference in this Current Report; and

●	the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Thunder Bridge II” and other financial information incorporated by reference and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of indie” and other financial information included elsewhere and incorporated by reference in this Current Report.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination, the PIPE Financing, and the Additional SAFE Agreement taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2021

(in thousands, except share and per share amounts)

						Actual
	Historical					Redemptions
						Business
	5(A) Thunder	5(B)	Additional SAFE			Combination and PIPE			Pro Forma Balance
	Bridge II	indie	Agreement			Financing			Sheet
ASSETS
Current assets:
Cash and cash equivalents	$76	$8,873	$5,000	5	(a)	$335,733	5	(b)	$349,682
Accounts receivable, net	-	7,022	-			-			7,022
Inventory, net	-	3,638	-			-			3,638
Prepaid expenses and other current assets	93	2,813	-			(1,707)	5	(c)	1,199
Total current assets	169	22,346	5,000			334,026			361,541
Property and equipment, net	-	2,153	-			-			2,153
Intangible assets, net	-	665	-			-			665
Goodwill	-	1,739	-			-			1,739
Other assets and deposits	-	154	-			-			154
Cash and marketable securities held in trust account	349,592	-	-			(349,592)	5	(d)	-
Total assets	$349,761	$27,057	$5,000			$(15,566)			$366,252

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,033	$5,103	$-			$(1,033)	5	(e)	$5,103
Accrued expenses and other current liabilities	-	3,184	-			(881)	5	(f)	2,303
Promissory note payable - related party	937	-	-			(937)	5	(e)	-
Intangible asset contract liability	-	2,098	-			-			2,098
Deferred revenue	-	1,101	-			-			1,101
Simple agreements for future equity	-	83,600	9,679	5	(a)	(93,279)	5	(g)	-
Current debt obligations	-	9,410	-			(7,277)	5	(h)	2,133
Warrant liability	57,615	-	-			-			57,615
Total current liabilities	59,585	104,496	9,679			(103,407)			70,353
Long-term debt, net of current portion	-	11,524	-			(11,524)	5	(h)	-
Intangible asset contract liability, net of current portion	-	250	-			-			250
Other long-term liabilities	-	1,970	-			(161)	5	(f)	1,809
Contingent consideration	-	-	-			127,860	5	(i)	127,860
Deferred underwriting fee payable	12,075	-	-			(12,075)	5	(e)	-
Total liabilities	71,660	118,240	9,679			693			200,272

Thunder Bridge II Ordinary shares subject to possible redemption	349,592	-	-			(349,592)	5	(j)	-

Shareholders’ Equity
indie Class A and B units	-	-	-			-			-
indie Class C, D, E, F, G and H units	-	42,179	-			(42,179)	5	(k)	-
Thunder Bridge II Preferred shares, $0.0001 par value	-	-	-			-			-
Thunder Bridge II Class A ordinary shares, $0.0001 par value	-	-	-			-			-
Thunder Bridge II Class B ordinary shares, $0.0001 par value	1	-	-			(1)	5	(k)	-
Surviving Pubco Preferred stock, $0.0001 par value	-	-	-			-			-
Surviving Pubco Class A common stock, $0.0001 par value	-	-	-			10	5	(k)	10
Surviving Pubco Class V common stock, no par value	-	-	-			-			-
Additional paid-in capital	-	982	-			296,325	5	(k)	297,307
Accumulated deficit	(71,492)	(142,449)	(4,679)	5	(a)	104,356	5	(k)	(114,264)
Accumulated other comprehensive loss	-	(297)	-			75	5	(k)	(222)
Total shareholders’ equity attributable to common shareholders	(71,491)	(99,585)	(4,679)			358,586	5	(k)	182,831
Noncontrolling interest	-	8,402	-			(25,253)	5	(l)	(16,851)
Total shareholders’ equity	(71,491)	(91,183)	(4,679)			333,333			165,980
Total liabilities, ordinary shares subject to possible redemption and shareholders’ equity	$349,761	$27,057	$5,000			$(15,566)			$366,252

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(in thousands, except share and per share amounts)

				Actual
	Historical			Redemptions

	6(A) Thunder	6(B)	Additional SAFE	Business Combination and PIPE			Pro Forma Statement of
	Bridge II	indie	Agreement	Financing			Operations
Revenue
Product revenue	$-	$7,483	$-	$-			$7,483
Contract revenue	-	631	-	-			631
Total Revenue	-	8,114	-	-			8,114
Operating expenses:
Cost of goods sold	-	4,848	-	-			4,848
Research and development	-	8,677	-	818	6	(b)	9,495
Selling, general, and administrative	-	2,695	-	188	6	(b)	2,883
Formation costs and other operating expenses	1,068	-	-	(90)	6	(c)	978
Total operating expenses	1,068	16,220	-	916			18,204
Loss from operations	(1,068)	(8,106)	-	(916)			(10,090)
Other income (expense), net:
Interest income	9	7	-	(9)	6	(d)	7
Interest expense	-	(620)	-	598	6	(e)	(22)
Change in fair value of warrant liability	39,567	-	-	-			39,567
Other income (expense)	-	19,093	-	(19,100)	6	(f)	(7)
Total other income (expense), net	39,576	18,480	-	(18,511)			39,545
Income (loss) before income taxes	38,508	10,374	-	(19,427)			29,455
Income tax expense	-	(13)	-	-	6	(g)	(13)
Net income (loss)	38,508	10,361	-	(19,427)			29,442
Net loss attributable to noncontrolling interest	-	(454)	-	7,581	6	(h)	7,127
Net income (loss) attributable to common shareholders	$38,508	$10,815	$-	$(27,008)			$22,315
Weighted average common shares outstanding - basic	8,625,000	1,161,326					98,032,485	6(i)
Weighted average common shares outstanding - diluted	8,625,000	1,410,720					98,032,485	6(i)
Basic net income (loss) per share	$4.46	$4.69					$0.23	6(i)
Diluted net income (loss) per share	$4.46	$(9.68)					$0.23	6(i)

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share amounts)

						Actual
	Historical					Redemptions
						Business			Pro Forma
	6(C)	6(D)	Additional			Combination			Statement
	Thunder Bridge II	indie	SAFE Agreement			and PIPE Financing			of Operations
Revenue
Product revenue	$-	$19,488	$-			$-			$19,488
Contract revenue	-	3,122	-			-			3,122
Total Revenue	-	22,610	-			-			22,610
Operating expenses:
Cost of goods sold	-	13,042	-			-			13,042
Research and development	-	22,013	-			827	6	(b)	22,840
Selling, general, and administrative	-	6,796	-			759	6	(b)	7,555
Formation costs and other operating expenses	1,621	-	-			(360)	6	(c)	1,261
Total operating expenses	1,621	41,851	-			1,226			44,698
Loss from operations	(1,621)	(19,241)	-			(1,226)			(22,088)
Other income (expense), net:
Interest income	2,122	25	-			(2,122)	6	(d)	25
Interest expense	-	(2,193)	-			435	6	(e)	(1,758)
Change in fair value of warrant liability	(73,794)	-	-			-			(73,794)
Other income (expense)	-	(76,926)	(4,679)	6	(a)	81,614	6	(f)	9
Total other income (expense), net	(71,672)	(79,094)	(4,679)			79,927			(75,518)
Income (loss) before income taxes	(73,293)	(98,335)	(4,679)			78,701			(97,606
Income tax expense	-	(29)	-			-	6	(g)	(29)
Net income (loss)	(73,293)	(98,364)	(4,679)			78,701			(97,635
Net loss attributable to noncontrolling interest	-	(866)	-			(24,539)	6	(h)	(25,405)
Net income (loss) attributable to common shareholders	$(73,293)	$(97,498)	$(4,679)			$103,240			$(72,230)
Weighted average common shares outstanding, basic and diluted	8,625,000	1,124,864							98,032,485	6(i)
Basic and diluted net loss per share	$(8.74)	$(86.68)							$(0.74)	6(i)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Transactions

The Business Combination

On December 14, 2020, Thunder Bridge II entered into the MTA with Surviving Pubco, the Merger Subs, indie, the ADK Blocker Group, ADK Service Provider Holdco and the indie Securityholder Representative.

As a result of the Domestication and the Business Combination, each issued and outstanding Class A ordinary share and Class B ordinary share of Thunder Bridge II was converted into a share of Class A common stock of the Company, and each issued and outstanding warrant to purchase Class A ordinary shares of Thunder Bridge II is exercisable by its terms to purchase an equal number of shares of Class A common stock of the Company.

Subject to the terms and conditions set forth in the MTA, at the Effective Time, the limited liability company interests of each indie Equity Holder automatically converted into the right to receive (i) the Merger Consideration consisting of either Class A common stock of the Company or the right to exchange Post-Merger indie Units into Class A common stock of the Company, and (ii) any shares of Class A common stock of the Company or Post-Merger indie Units issued pursuant to an earn-out as discussed elsewhere in this Current Report.

The Merger Consideration paid by Thunder Bridge II pursuant to the MTA was $894.6 million, subject to adjustment, paid as an aggregate of 89,462,823 shares of Class A common stock of the Company or rights to receive shares of Class A common stock of the Company (valued at $10.00 per share) or Post-Merger indie Units (valued at $10.00 per unit) (each of which units will be exchangeable on a one-for-one basis for shares of Class A common stock pursuant to the Exchange Agreement, subject to customary conversion rate adjustments, including common stock splits, stock dividends and reclassifications). The Merger Consideration was reduced by any amount that the Target Companies’ indebtedness at Closing exceeded the Target Companies’ cash and cash equivalents at Closing. Additionally, certain recipients of Post-Merger indie Units received an identical amount of shares of Class V common stock of the Company having no economic rights, each of which shares of Class V common stock entitles the holder thereof the right to one vote as a stockholder of the Company. After the six-month anniversary of the Closing, holders of Post-Merger indie Units will be permitted to exchange such units for shares of Class A common stock of the Company on a one-for-one basis pursuant to the Exchange Agreement (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications), and upon any such conversion an identical number of Class V common stock shall be automatically cancelled.

In addition to the consideration set forth above, the indie Equity Holders and holders of Phantom Equity Units (once vested) will also have a contingent earn-out right to receive the Earn-Out Shares after the Closing based on the stock price of the Company at any time prior to December 31, 2027 as set forth below:

●	If prior to December 31, 2027, the volume weighted average price of the Class A common stock is greater than or equal to $12.50 over any 20 trading days within any 30 trading day period, the indie Equity Holders will be entitled to receive 5,000,000 Earn-Out Shares; and

●	If prior to December 31, 2027, the volume weighted average price of the Class A common stock is greater than or equal to $15.00 over any 20 trading days within any 30 trading day period, the indie Equity Holders will be entitled to receive another 5,000,000 Earn-Out Shares.

Certain indie Equity Holders who hold Post-Merger indie Units and holders of Phantom Equity Units shall receive their respective share of the Earn-Out Shares as additional Post-Merger indie Units, calculated in accordance with the MTA and subject to exchange into Class A common stock pursuant to the Exchange Agreement.

Notwithstanding the foregoing, if there is a Company Sale (as defined in the MTA) after the Closing and prior to December 31, 2027, where the implied per share consideration received by the stockholders of the Company in such sale is greater than $10.00 per share, then all of the remaining unpaid Earn-Out Shares will be deemed to be earned and paid out to the indie Equity Holders (less any Earn-Out Shares paid in satisfaction of certain transaction expenses).

The Earn-Out Shares issuable to indie Equity Holders are accounted for as contingent consideration in accordance with ASC 805, Business Combinations. The contingent consideration is not considered indexed to the Company’s own stock and is therefore classified as a liability in the unaudited pro forma condensed combined balance sheet and will be remeasured to fair value at each reporting date (see Note 5(i)).

The PIPE Financing

Contemporaneously with the execution of the MTA, Thunder Bridge II entered into separate Subscription Agreements with a number of subscribers (the “PIPE Investors”), pursuant to which the subscribers agreed to purchase, and Thunder Bridge II agreed to sell, an aggregate of up to 15,000,000 shares of Class A common stock of the Company (the “PIPE Shares”), in a private placement for a purchase price of $10.00 per share and an aggregate purchase price of $150 million (the “PIPE Financing”).

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements occurred concurrently Closing of the Business Combination. The purpose of the PIPE Financing was to raise additional capital for use by the Company following the Closing.

The Additional SAFE Agreement

During April 2021, indie entered into a simple agreement for future equity (SAFE) with a third-party investor for a total purchase amount of $5.0 million (the “Additional SAFE Agreement”). The terms of the Additional SAFE Agreement are substantially the same as those issued in March and October 2020, except that the conversion cap is based on a $460 million valuation cap. Such cap will be reduced to $350 million if the Business Combination is not closed within 75 days of the funding of the Additional SAFE. The Additional SAFE Agreement issued in April 2021 has not been reflected in indie’s historical consolidated financial statements as of March 31, 2021 but is a converting security with respect to the Business Combination.

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). Thunder Bridge II has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination, the PIPE Financing, and the Additional SAFE Agreement.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives effect to the Business Combination, the PIPE Financing, and the Additional SAFE Agreement as if they occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 give effect to the Business Combination, the PIPE Financing, and the Additional SAFE Agreement as if they occurred on January 1, 2020, the beginning of the earliest period presented.

The pro forma adjustments reflecting the consummation of the Business Combination, the PIPE Financing, and the Additional SAFE Agreement are based on certain currently available information and certain assumptions and methodologies that Thunder Bridge II believes are reasonable under the circumstances. Thunder Bridge II believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination, the PIPE Financing, and the Additional SAFE Agreement based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. Thunder Bridge II and indie have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. Amounts are presented in thousands, except for share and per share amounts or as otherwise specified.

The unaudited pro forma condensed combined financial information has been prepared using actual redemptions of 9,877,106 Thunder Bridge II outstanding ordinary shares for aggregate redemption payments of $100.1 million out of the trust account on the closing date of the Business Combination. No other Thunder Bridge II ordinary shares are subject to redemption.

These unaudited pro forma condensed combined financial statements and related notes have been derived from and should be read in conjunction with:

●	the (i) audited historical financial statements of Thunder Bridge II as of and for the year ended December 31, 2020 and (ii) unaudited historical condensed financial statements of Thunder Bridge II as of and for the three months ended March 31, 2021 and the related notes, in each case, incorporated by reference in this Current Report;

●	the (i) audited historical consolidated financial statements of indie as of and for the year ended December 31, 2020 and (ii) unaudited historical condensed consolidated financial statements of indie as of and for the three months ended March 31, 2021 and the related notes, in each case, incorporated by reference in this Current Report; and

●	the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Thunder Bridge II” and other financial information incorporated by reference and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of indie” and other financial information included elsewhere and incorporated by reference in this Current Report.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination, the PIPE Financing, and the Additional SAFE Agreement taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

3. Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, although Thunder Bridge II will issue shares for outstanding equity interests of indie in the Business Combination, Thunder Bridge II will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of indie issuing stock for the net assets of Thunder Bridge II, accompanied by a recapitalization. The net assets of Thunder Bridge II will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of indie.

indie has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

●	The former owners of indie hold the largest portion of voting rights in the combined company;

●	indie has the right to appoint a majority of the directors in the combined company;

●	indie’s existing senior management team will comprise senior management of the combined company;

●	The operations of the combined company will represent the operations of indie;

●	The combined company will assume indie’s name and headquarters.

4. Capitalization

The following summarizes the pro forma ownership of Class A common stock of the Surviving Pubco following the Business Combination, the PIPE Financing, and the Additional SAFE Agreement:

Equity Capitalization Summary	Class A	Class V	Total	Voting %
indie Equity Holders(1)	53,234,591	33,827,355	87,061,946	64.3%
Thunder Bridge II Public Shareholders(2)	24,622,894	-	24,622,894	18.2%
Thunder Bridge II Sponsor(3)	8,625,000	-	8,625,000	6.4%
PIPE Investors(4)	15,000,000	-	15,000,000	11.1%
Total common stock of Surviving Pubco	101,482,485	33,827,355	135,309,840	100.0%

(1)	As a result of the Business Combination, indie Equity Holders received an aggregate of 53,234,591 shares of Surviving Pubco Class A common stock, 33,827,355 shares of Surviving Pubco Class V common stock, 34,476,864 Post-Merger indie Units, and 1,751,368 Phantom Equity Units in indie.

(2)	Reflects Redemptions of 9,877,106 Class A ordinary shares of Thunder Bridge II for aggregate Redemption payments of $100.1 million at a per-share Redemption Price of $10.13 (due to investment related gains in the Trust Account).

(3)	Includes 3,450,000 shares of Class A common stock placed in escrow and subject to return and cancellation by the Company pursuant to the Sponsor Letter Agreement.
(4)	Reflects the consummation of the PIPE Financing for aggregate proceeds of $150 million, with 15,000,000 shares of Class A common stock issued to the PIPE Investors.

5. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021

The pro forma notes and adjustments are as follows (in thousands):

Pro forma notes

(A)	Derived from the unaudited condensed balance sheet of Thunder Bridge II as of March 31, 2021.

(B)	Derived from the unaudited condensed consolidated balance sheet of indie as of March 31, 2021.

Pro forma adjustments

(a)	To reflect the impact of the Additional SAFE Agreement issued in the second quarter of 2021, including cash proceeds of $5,000, the fair value of $9,679, and the resulting charge to Other income (expense) at issuance of $4,679.

(b)	To reflect the net cash proceeds from the Business Combination and the PIPE Financing as follows:

Release of Trust Account	$349,592	5	(d)
Redemptions of Thunder Bridge II Class A shares	(100,087)	5	(k)
Payment of Thunder Bridge II accounts payable	(1,033)	5	(e)
Payment of Thunder Bridge II promissory note payable	(937)	5	(e)
Payment of Thunder Bridge II deferred underwriting fee payable	(12,075)	5	(e)
Redemption of indie Class H Units	(900)	5	(k)
Repayment of indie long-term debt	(15,868)	5	(h)
Payment of accrued interest on indie long-term debt	(554)	5	(f)
Payment of early-payment penalties and termination fees on indie long-term debt	(1,080)	5	(k)
Payment of transaction expenses	(31,325)	5	(k)
Proceeds from PIPE Financing	150,000	5	(k)
Cash and cash equivalents	$335,733

(c)	To reflect the reclassification of $1,707 of deferred transaction expenses to additional paid-in capital (see Note 5(k)).

(d)	To reflect the release of $349,592 from the Trust Account (see Note 5(b)).

(e)	To reflect the payment of Thunder Bridge II’s pre-combination liabilities, including $1,033 of accounts payable, a $937 promissory note payable and the settlement of $12,075 of deferred underwriting fees incurred during Thunder Bridge II’s IPO that are contractually due upon completion of the Business Combination (see Note 5(b)).

(f)	To reflect the settlement of accrued interest as follows:

Payment of accrued interest on indie long-term debt	$(554)	5	(b)
Conversion of accrued interest on indie convertible debt	(488)	5	(k)
Accrued expenses and other current liabilities and Other long-term liabilities	$(1,042)

(g)	To reflect the conversion of indie’s SAFE agreements into indie membership units and simultaneous exchange for shares of Surviving Pubco common stock, including $83,600 outstanding at March 31, 2021 and $9,679 Additional SAFE Agreement issued during the second quarter of 2021 (see Notes 5(a) and 5(k)).

(h)	To reflect the repayment and conversion of indie’s long-term debt as follows:

Repayment of indie long-term debt	$(15,868)	5	(b)
Write-off of unamortized discount and debt issuance costs in connection with repayment of indie long-term debt	593	5	(k)
Conversion of indie convertible debt	(3,526)	5	(k)
Long-term debt	$(18,801)

(i)	To record contingent consideration for the estimated fair value of the Earn-Out Shares to be issued to indie Equity Holders pursuant to the MTA and Sponsor Escrow Shares to be issued to the Sponsor pursuant to the Sponsor Letter Agreement upon the achievement of the Earn Out Milestones (see Note 5(k)).

(j)	To reflect the redemption of 9,877,106 Class A ordinary shares of Thunder Bridge II for aggregate Redemption payments of $100,087 and the transfer of $249,505 to permanent equity upon consummation of the Business Combination as no other Thunder Bridge II ordinary shares remain subject to redemption (see Notes 5(b) and 5(k)).

(k)	To reflect the recapitalization of the combined company through the exchange of all the share capital of Thunder Bridge II and indie for common stock of Surviving Pubco and the following equity transactions:

Reclassification of ordinary shares subject to possible redemption	$349,592	5	(j)
Redemptions of Thunder Bridge II Class A shares	(100,087)	5	(b)
Conversion of indie SAFE agreements	93,279	5	(g)
Conversion of indie convertible debt	3,526	5	(h)
Conversion of accrued interest on indie convertible debt	488	5	(f)
Redemption of indie Class H Units	(900)	5	(b)
Payment of early-payment penalties and termination fees on indie long-term debt	(1,080)	5	(b)
Write-off of unamortized discount and debt issuance costs in connection with repayment of indie long-term debt	(593)	5	(h)
Payment of transaction expenses	(33,032)	5	(b)
Proceeds from PIPE Financing	150,000	5	(b)
Contingent consideration	(127,860)	5	(i)
Reclassification of noncontrolling interest in indie	25,253	5	(l)
Total shareholders’ equity	$358,586

(l)	In connection with the Business Combination, certain indie Equity Holders received their merger consideration in the form of 34,476,864 Post-Merger indie Units. These Post-Merger indie Units retained in indie represent a noncontrolling interest in the consolidated financial statements of the Surviving Pubco. The noncontrolling interest is measured based on the pre-combination carrying amounts of indie’s net assets (see Note 5(k)).

6. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months Ended March 31, 2021 and for the Year Ended December 31, 2020

The pro forma notes and adjustments are as follows (in thousands):

Pro forma notes

(A)	Derived from the unaudited condensed statement of operations of Thunder Bridge II for the three months ended March 31, 2021.

(B)	Derived from the unaudited condensed consolidated statement of operations of indie for the three months ended March 31, 2021.

(C)	Derived from the audited statement of operations of Thunder Bridge II for the year ended December 31, 2020.

(D)	Derived from the audited consolidated statement of operations of indie for the year ended December 31, 2020.

Pro forma adjustments

(a)	To reflect the impact of the Additional SAFE Agreement issued in the second quarter of 2021 and the resulting charge to Other income (expense) at issuance of $4,679 as of January 1, 2020.

(b)	To record share-based compensation expense related to vested indie Class B Units.

(c)	To eliminate fees incurred by Thunder Bridge II under the administrative services and advisory agreements which will cease upon closing of the Business Combination.

(d)	To eliminate interest income earned on the Trust Account which will be released upon closing of the Business Combination.

(e)	To write off unamortized discount and debt issuance costs and recognize the payment of early-payment penalties as of January 1, 2020 and eliminate interest expense and amortization of discount and debt issuance costs on indie’s long-term debt to be repaid or converted to equity upon closing of the Business Combination.

(f)	To eliminate the loss on remeasurement of the SAFEs to be converted to equity upon closing of the Business Combination.

(g)	As a result of the combined company’s Up-C structure, the Surviving Pubco will be a tax-paying entity. However, as the Company has historically been loss-making, any deferred tax assets created as a result of net operating losses would be offset by a full valuation allowance resulting in no income tax expense adjustments to be presented in the unaudited pro forma condensed combined statement of operations.

(h)	In connection with the Business Combination, certain indie Equity Holders received their merger consideration in the form of 34,476,864 Post-Merger indie Units. These Post-Merger indie Units retained in indie represent a noncontrolling interest in the consolidated financial statements of the Surviving Pubco.

(i)	The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Surviving Pubco shares outstanding at the closing of the Business Combination, the PIPE Financing, and the Additional SAFE Agreement assuming they each occurred on January 1, 2020.